UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (858) 222-8041

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On February 11, 2011, Apricus Biosciences, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with Neopharm Group (“Neopharm”), granting Neopharm the exclusive rights to market and sell Vitaros® (the Company’s product for the treatment of erectile dysfunction) and, if and when available, Vitaros’s formulation for the treatment of premature ejaculation (together, the “Products”), in Israel and the Palestinian Territories of the Gaza Strip and the West Bank.  Vitaros is approved in Canada for the treatment of erectile dysfunction.

 Under the terms of the Agreement, in return for granting exclusive licensing rights to Neopharm, the Company is entitled to receive up to a total of $4.35 million in up-front, regulatory and sales milestone payments.  Over the life of the Agreement, the Company will receive tiered, double-digit royalties based on Neopharm’s sales of the Products.

*           *           *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: February 14, 2011